Exhibit 1

                                    AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Amendment No. 4 to Schedule 13-D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of WilTel Communications Group, Inc. is being filed on behalf of each of the entities named below.

Dated:  August 7, 2003

                               LUK ACQUISITION I, LLC
                               LUK ACQUISITION II, LLC
                               LEUCADIA NATIONAL CORPORATION



                               By: /s/ Joseph A. Orlando
                                  ----------------------------------------------
                               Name:  Joseph A. Orlando
                               Title: President of each of LUK Acquisition I,
                                      LLC and LUK Acquisition II, LLC and Vice
                                      President and Chief Financial Officer of
                                      Leucadia National Corporation